                                                                  Exhibit 10.23

                                   THIRD COPY

Dr. ADAM FREIHERR von KOTTWITZ
Notary
Neuer Wall 75 -- Burgermeisterhaus
20354 Hamburg
Telephone:        (040) 37 85 83-0
Fax:              (040) 36 72 88
















                                NOTARIAL DOCUMENT

OH121501


                                      No. 3128 of the Document Register for 1998


                                   TRANSACTED

                   in this Free and Hanseatic City of Hamburg

on December 14,
1998 (nineteen hundred ninety-eight).


The following persons appeared before me, the undersigned Hamburg notary

                                      Dr. Adam Freiherr von Kottwitz
                                      Neuer Wall 75, 20354 Hamburg,

in my offices:

1.   Mr. Daniel Wolfgang Dimpker
     Address: Averhoffstrasse 4, 22085 Hamburg
     Acting with a written power of attorney for

     Mr. Sascha Christian Wolff,
     Address: Ostpreussenstrasse 73, 81927 Munich
                                                                   -  Party 1  -

2.   Mr. Daniel Wolfgang Dimpker
     Address: Averhoffstrasse 4, 22085 Hamburg
     Acting on his own behalf
                                                                   -  Party 2  -
3.   Mr. Pascal Zahner
     Acting with a notarial power of attorney for the company

     PubliGroupe SA
                                                                   -  Party 3  -

Parties 1 and 2 stated that they were acting in the following as shareholders of CUBICMEDIA Gesellschaft fur neue Medien mbH, which is registered in the Commercial Register of the Hamburg Local Court under HRB 66209.

The representative of Party 3 stated that he was acting as an authorized representative of PubliGroupe SA, 12, Av. des Toises, CH - 1002 Lausanne.

The persons appearing identified themselves by presentation of their personal identification cards, and the representative of Party 3 documented his representative authority for the aforementioned company by presentation of a notarized power of attorney.

Given the foregoing, the persons appearing requested the following (I) assignment of partial shares and the following (II) purchase agreement, as well as a put/call option (III) and final provisions (IV).

                                       I.

1. Party 1 holds a share in CUBICMEDIA Gesellschaft fur neue Medien mbH (hereinafter CUBICMEDIA), which is registered in the Commercial Register of the Hamburg Local Court under HRB 66209, in the nominal amount of DEM 25,000.00 (twenty-five thousand Deutsche Marks). This original capital share has been fully paid in cash. The aforementioned share in the business is hereby divided into two shares having nominal amounts of DEM 19,000.00 (nineteen thousand Deutsche Marks) and DEM 6,000.00 (six thousand Deutsche Marks). Party 1 hereby assigns the partial share with the nominal amount of DEM 19,000.00 to PubliGroupe SA; the representative of Party 3 accepts the assignment of the partial share for PubliGroupe SA.

2. Party 2 holds a share in CUBICMEDIA Gesellschaft fur neue Medien mbH (hereinafter CUBICMEDIA), which is registered in the Commercial Register of the Hamburg Local Court under HRB 66209, in the nominal amount of DEM 25,000.00 (twenty-five thousand Deutsche Marks). This original capital share has been fully paid in cash. The aforementioned share in the business is hereby divided into two shares having nominal amounts of DEM 19,000.00 (nineteen thousand Deutsche Marks) and DEM 6,000.00 (six thousand Deutsche Marks). Party 2 hereby assigns the partial share with the nominal amount of DEM 19,000.00 to PubliGroupe SA; the representative of Party 3 accepts the assignment of the partial share for PubliGroupe SA.

3. The assignment of the shares in the business is subject to the precedent condition of payment of the fixed amount pursuant to No.
         II.3.1 of this agreement. After receipt of the fixed amount, the corresponding seller is obligated to provide the notary certifying the documents with a legally binding signed receipt. If the notary does not receive this confirmation of payment within seven days after payment, then a confirmation from the bank commissioned by the purchaser with the transfer of the fixed amount shall serve as documentation of payment. In the same manner as a receipt, such a bank confirmation shall constitute documentation that the purchaser has received the fixed amount and that the precedent condition for the assignment has occurred. The parties commission the notary to attach the payment confirmation to this document.

4. Parties 1 and 2 state that, in their function as shareholders of the CUBICMEDIA Company, they consent to the assignment of the partial shares of DEM 19,000.00 each, created under Nos. 1 and 2 above, to PubliGroupe SA.

         By written statement dated 12/14/1998, which is attached to this document as an annex, CUBICMEDIA Gesellschaft fur neue Medien mbH irrevocably consented to the division and assignment of the partial shares described under Nos. 1 and 2 of this document.

5. The assignment of the shares in the business takes place in fulfillment of the following purchase agreement.

In addition, Parties 1 and 2 make the following statement: CUBICMEDIA Gesellschaft fur neue Medien mbH owns no real estate. The notary is hereby commissioned to register the transfer of the shares with CUBICMEDIA Gesellschaft fur neue Medien mbH pursuant to Section 16 of the Companies Act (GmbHG).


                                       II.

1. Party 1 hereby sells his share in CUBICMEDIA Gesellschaft fur neue Medien mbH in the nominal amount of DEM 19,000.00 to PubliGroupe SA; the representative of Party 3 hereby declares for the aforementioned company that it wishes to purchase the share in the business.

2. Party 2 hereby sells his share in CUBICMEDIA Gesellschaft fur neue Medien mbH in the nominal amount of DEM 19,000.00 to PubliGroupe SA; the representative of Party 3 hereby declares for the aforementioned company that it wishes to purchase the share in the business.

3. PubliGroupe SA hereby agrees to pay the purchase price for the shares in the business sold under the preceding Nos. 1 and 2, as follows:

         The purchase price shall consist of a fixed amount and a variable purchase price portion, which depends on the future operating results of the company.

3.1. PubliGroupe SA shall pay a fixed amount to Party 1 and Party 2 of DEM 435,000.00 each. Party 1 and Party 2 are not joint creditors; each of them is separately entitled to the agreed-upon share purchase price in the full amount.
         The fixed portion of the purchase price will then be adjusted afterwards, if the operating results as of 6/30/1999 do not correspond to this share purchase price; the calculation method for the difference between the operating results and the share purchase price can be seen from the calculation example mentioned below under No. 3.2, and included herewith as an annex.
         An adjustment should only take place within the range of at most DEM 135,000.00 per seller. An amount of DEM 300,000.00 shall remain completely constant regardless of the operating results presented on 6/30/1999.

3.2 The variable share purchase price shall be derived on the basis of the annual operating results in the period from 1/1/1998 through 12/31/2000, as follows:
         The annual gross return, i.e., sales minus commissions, rebates, and payments to agencies, agents, and business partners, constitutes 50% of the basis for calculation, with the following conditions: sales returns from the sale of technology (excluding licensing fees and excluding compensation for support by Real Media S.A.) shall be taken into account only up to a maximum portion of 20% of overall sales.

         Accounts receivable from advertising sold shall be taken into account only to the extent that they have been paid for by the end of April 2001; payments received later shall be included in the calculation of the variable share purchase price each quarter. The second half of the basis for calculation is made up of the annual after-tax surpluses or the annual deficits.

         The fixed amounts pursuant to No. 3.1 will be subtracted from the total amount calculated according to the foregoing procedure; the remaining balance is the remaining (variable) share purchase price share, of which Parties 1 and 2 are each entitled to half. Here again, the parties are not joint creditors.

         In order to avoid any difficulties of interpretation, the example calculation enclosed as the Annex is referred to herewith as an example.

3.3      The due date of the share purchase price is determined as follows:

         The fixed amount of DEM 435,000.00 each, in accordance with No. 3.5, is payable within 10 days after this agreement is executed.

         For the period after 6/30/1999, interim payments shall be made semiannually in arrears on the variable share purchase price pursuant to No. 3.2, for settlement on 12/31/2000; the interim payments shall become due 45 days after presentation of the numbers for the preceding six months. The amount of the semiannual interim payment shall be calculated according to the method described under No. 3.2 for the transactions of the preceding six months; here again, the fixed purchase price amounts paid shall be applied by subtraction.
         The final settlement shall take place after presentation of the operating results as of 12/31/2000, while also taking into account
         No. 4.

4. If PubliGroupe SA were to influence the gross returns and/or the annual surpluses of CUBICMEDIA by competitive activity, then the variable share purchase price shall be adjusted accordingly, in order to compensate for these negative influences. If the parties cannot regulate this conjointly, then this adjustment shall be finally decided by an arbitrator (auditor) who is to be named by the Hamburg Chamber of Commerce.

5. Parties 1 and 2 assume the guarantee for legal defects in the shares sold.

6. Parties 1, 2, and 3 hereby agree to refrain from any disposal whatsoever of their shares in CUBICMEDIA until 12/31/2000; the parties appearing remain free to agree upon a different arrangement expressly, unanimously, and in writing.


                                      III.

1. With regard to the shares in the business remaining with Parties 1 and 2, Parties 1 and 2 grant Party 3 a Call Option, and Party 3 grants Parties 1 and 2 a Put Option, with the following conditions:

         The parties hereby reciprocally and irrevocably make an offer of a purchase and assignment agreement with the following contents:

         a) The object of these agreements is the sale and assignment of the shares in the business with a nominal amount of DEM 6,000.00 each, which Parties 1 and 2 hold in CUBICMEDIA, to Party 3.

         b) The price for each share in the business with a nominal amount of DEM 6,000.00 shall be determined by the proportion of the annual surplus of the company allocable to this share in the business, after taxes, in fiscal 1999 and 2000, multiplied by the factor 12.5.

         c) The real transfer of the shares belonging to Parties 1 and 2 to Party 3 shall take place subject to the precedent condition of complete payment of the purchase price.

         d) No. II/5 of this agreement shall apply with regard to guarantees and liability.

         The parties are in agreement that the execution of the purchase agreement in this matter, as well as the real transfer of the shares, only still requires a unilateral notarial declaration by one of the parties. The exercise of the option by one of the parties creates both purchase and assignment agreements between PubliGroupe SA, on the one hand, and Parties 1 and 2, on the other, whereby the Put Option can only be exercised by Parties 1 and 2 conjointly.

2. Insofar as extraordinary project-related investments are to be made, Parties 1 and 2 have the right to modify the method of calculation pursuant to No. 1 b), by unilateral declaration at the Advisory Board meeting in which the decision on this project is made, as follows: the annual surplus that is authoritative for the purchase price shall be corrected by the proceeds and costs of the project in question.

3. The option can only be exercised in the period starting 1/1/2001, and until three months after the determination of the annual financial statement for the year 2000.

                                       VI.

                                Final Provisions

         1. The costs for documentation of this agreement shall be borne by PubliGroupe SA. Otherwise, each party shall bear its own costs, as well as the costs for consultants they call upon.

         2. If one of the parties is overdue with a payment obligation under this agreement, then interest on arrears shall be due in the amount of 6% per annum. Assertion of a claim for damages in excess of this amount shall not be excluded by this provision.

         3. This agreement and its interpretation are exclusively subject to German law.

         4. For any legal disputes that may arise from or in connection with this agreement, it is hereby agreed that the courts of Dusseldorf shall have jurisdiction and venue for claims of Parties 1 and/or 2 against Party 3; for claims of Party 3 against one or both Parties 1 and/or 2, it is hereby agreed that the courts of Hamburg shall have jurisdiction and venue.

         5. Amendments or supplements to this agreement must be made in writing, insofar as notarial documentation is not required by binding legal provisions. This also applies to this clause.

         6. If individual provisions of this agreement should be or become ineffective or unenforceable, the effectiveness of the remaining provisions of this agreement shall remain unaffected thereby. An ineffective or unenforceable provision shall be replaced by a provision that fulfills the economic intent of the parties as closely as legally possible. The same applies correspondingly if a gap should be found in this agreement that must be filled.

         7. This agreement replaces all agreements between the parties made in the Letter of Intent dated September 1, 1998, under the heading Stock Purchase Agreement.

         8. The following power of attorney also extends to the following document, which is the Stockholder and Voting Agreement. The authorized representatives are also authorized to amend the aforementioned documents.

Power of attorney is hereby granted to

the employees of the Notary's office:

Ms. Petra Schippmann
Ms. Ilona Seifert
Ms. Petra Ohm

all having a business address of: Neuer Wall 75, 20354 Hamburg,

each individually, and with exemption from the limitations of Section 181 of the German Civil Code (BGB), to make all declarations still necessary for the execution of this document.


This document recording the foregoing, the original copy of which remains with me, was read to the parties appearing, approved by them, and personally signed by them, as follows, and also signed and sealed by me, the notary.

[3 SIGNATURES]

[NOTARY'S SEAL]

                                Power of Attorney

I, Sascha Wolff, do hereby grant Mr. Daniel Dimpker power of attorney to represent me in making the following agreements.

1. The sale of a portion of my shares in Cubicmedia Gesellschaft fur neue Medien mbH, Hamburg ("the Company") to PubliGroupe SA, as well as agreement of a Put/Call Option with regard to my remaining shares in the Company.

2. The making of a Stockholder and Voting Agreement between the shareholders of the Company (with annexes regarding the Company's Articles of Association, Management Employment Agreements, etc.)

3.       Other agreements in connection with Nos. 1 and 2 above.


My attorney in fact is exempt from the limitations of Section 181 of the German Civil Code (BGB).


Hamburg, 12/07/98

[SIGNATURE]

Sascha Wolf

                                                                     PUBLIGROUPE


                                POWER OF ATTORNEY


Acting as legal representatives of PubliGroupe SA, with registered offices in Lausanne, Mr. Jean-Jacques Zaugg, Chairman, and Mr. Jean-Denis Briod, Director, hereby grant power of attorney to

MR. PASCAL ZAHNER

to legally sign the following agreements in the name of PubliGroupe AG, together with Mr. Sascha Christian Wolff-Bremme Neven Du Mont and Daniel Wolfgang Dimpker, within the framework of the purchase of 76% of the shares of CUBICMEDIA Gesellschaft fur neue Medien mbH, registered under HRB 66209 at the Hamburg Local Court:

         - Assignment and purchase agreement with a Put/Call Option and Final Provisions

         -        Articles of Association for CUBICMEDIA Gesellschaft fur neue
                  Medien mbH

         -        Stockholder and Voting Agreement



Lausanne, December 11, 1998


PubliGroupe AG

[SIGNATURE]                                 [SIGNATURE]

Jean-Jacques Zaugg                          Jean-Denis Briod
Chairman                                    Director

[FRENCH TEXT]

                                                 DOCUMENT REGISTER NO. 2401/1999



                                 CERTIFIED COPY












                                NOTARIAL DOCUMENT

                           MADE BY THE HAMBURG NOTARY

                         DR. ADAM FREIHERR VON KOTTWITZ






                          NEUER WALL 75 - 20354 HAMBURG
                  TELEPHONE: 040/37 85 83-0 - FAX: 040/36 72 88

                                      No. 2401 of the Document Register for 1999

                                   TRANSACTED

                   in this Free and Hanseatic City of Hamburg

on September 10,
1999 (nineteen hundred ninety-nine).


The following persons appeared before me, the undersigned Hamburg junior notary

                               Dr. Florian Mohrle
                               Acting as an officially appointed representative of the Hamburg notary

                               Dr. Adam Freiherr von Kottwitz
                               Neuer Wall 75, 20354 Hamburg,

in his offices:

1.       Mr. Sascha Christian Wolff-Bremme Neven Du Mont
         Date of birth: January 4, 1966
         Address: Pestalozzistrasse 21, 80469 Munich identified by Federal Identity Document

2.       Mr. Daniel Wolfgang Dimpker
         Address: Lange Reihe 101, 20099 Hamburg
         identified by Federal Identity Document

hereinafter jointly referred to as the "prior shareholders"

3.       Mr. Pascal Edouard Zahner Address:
         1417 La Rebellaz, Switzerland
         identified by a Swiss passport

         acting for
         PubliGroupe SA, pursuant to the attached undated power of attorney, which was present in a fax copy.

                                    - hereinafter referred to as "PubliGroupe" -

The parties appearing declared the following for my transcript:

According to his own statements, and in my, the notary's representative's, opinion, the person appearing as Party 3 had sufficient knowledge of the German language.


PRELIMINARY REMARK

On December 14, 1998, the parties made a share purchase agreement (Document Register No. 3128/1998 of the Hamburg notary Dr. Adam Freiherr von Kottwitz), according to which PubliGroupe acquired 76% of the shares in Cubicmedia Gesellschaft fur neue Medien mbH, with registered offices in Hamburg and registered at the Hamburg Local Court under HRB 66209 (hereinafter referred to as the "Company"), from the prior shareholders. In addition, the parties made a "Stockholder and Voting Agreement" on the same day (Document Register No. 3129/1998 of the Hamburg notary Dr. Adam Freiherr von Kottwitz).

Based on the aforementioned agreements, the parties hereby make the following agreement:


                                       I.

              SUPPLEMENTARY AGREEMENT TO THE SHARE PURCHASE OF 1998

The share purchase agreement made on December 14, 1998 (Document Register No. 3128/1998), regarding 76% of the authorized capital of the Company, is hereby conjointly corrected and supplemented by the parties with retroactive effect under the law of obligations to December 14, 1998, as follows:

1. The parties confirm once again that the two shares with nominal amounts of DEM 19,000.00 and DEM 19,000.00 (totaling 76% of the authorized capital of the Company) were transferred to PubliGroupe on December 23, 1998, pursuant to Section I of the share purchase agreement dated December 14, 1998, upon payment of the first purchase price installment. The real transfer of the shares shall remain unaffected by this supplementary agreement.

2. With regard to the purchase price, Section II of the share purchase agreement dated December 14, 1998, provided for a fixed sum totaling DEM 870,000.00, which was already paid on December 23, 1998, as well as variable compensation. The parties hereby conjointly establish this second component of compensation as follows:

         a) The Company's enterprise as a whole shall be valued at DEM 8 million, retroactive to December 23, 1998, as the transfer reference date, so that DEM 6.08 million is allocated to the 76%. Since control over the Company was also sold with the 76%, the total purchase price for the shares sold is established at DEM 7 million, i.e., the prior shareholders receive an additional control bonus in the amount of DEM 920,000.00

         b) Of this total purchase price in the amount of DEM 7 million, DEM 5 million shall be paid in cash, minus the first purchase price installment in the amount of DEM 870,00.00, already paid on December 23, 1998. PubliGroupe correspondingly agrees to transfer DEM 2,065,000.00 to an account belonging to Mr. Dimpker yet to be specified, and an additional DEM 2,065,000.00 to an account belonging to Mr. Wolff yet to be specified, by no later than one week after the making of this agreement. The transfers shall each be made free of costs and fees.

         c) Together with other companies belonging to the RealMedia Group, the Company shall be included in a new holding company that is to be introduced on a stock exchange. PubliGroupe agrees to settle the remaining amount making up the DEM 7.0 million in the amount of a share issue with value totaling DEM 2 million, no later than on the day of the first listing of quotations in shares of this new holding company, at the introductory price on the stock exchange (one-half to each of the prior shareholders). The prior shareholders are aware that they must agree to be subject to a minimum holding period for these new shares within the framework of the introduction to the stock exchange, within the framework of the customary regulations. Until the time referred to above, the sum of DEM 2 million is deferred without interest.

                  If no introduction of this new holding company to the stock exchange takes place within the next twelve months from the making of this agreement, then the prior shareholders shall receive the remaining balance, in an amount totaling DEM 2 million in cash (one-half to each), one-half payable on September 1, 2000, and one-half on June 1, 2001. In this case, interest shall be paid on the DEM 2 million from the making of this agreement at 2 percentage points over FIBOR (3 months) until the corresponding date of payment.

                  The prior shareholders are each entitled to one-half of the claims arising pursuant to this letter c).


                                       II.
                          SHARE PURCHASE AGREEMENT 1999

With respect to the remaining 24% of the shares in the Company, the parties today agree to the following:

                                    SECTION 1
                                 SHARE OWNERSHIP

The authorized capital of the Company shall continue to be DEM 50,000.00, of which Mr. Dimpker holds a share in the nominal amount of DEM 6,000.00, and Mr. Wolff holds an additional share in the nominal amount of DEM 6,000.00 (hereinafter jointly referred to as the "REMAINDER SHARES").


                                    SECTION 2
                          SHARE PURCHASE AND ASSIGNMENT

1. The prior shareholders hereby sell their remainder shares to PubliGroupe and assign them to PubliGroupe. PubliGroupe accepts this sale and assignment.

2. The assignment of the shares is subject to the precedent condition of payment of the purchase price pursuant to II Section 3, and the purchase price pursuant to I No. 2 b) of this agreement. After receipt of the purchase price, each seller is obligated to provide the represented notary with a legally binding signed receipt. If the notary does not receive this confirmation of payment within seven days after payment, then a confirmation from the bank commissioned by the purchaser with the transfer of the fixed amount shall serve as documentation of payment. In the same manner as a receipt, such a bank confirmation shall constitute documentation that the purchaser has received the fixed amount and that the precedent condition for the assignment has occurred. The parties commission the notary to attach the payment confirmation to this document.

3. PubliGroupe is solely entitled to the profits of the current fiscal year, as well as any profits that may exist from earlier fiscal years that were not distributed to the shareholders (i.e., profits carried forward and the profits of earlier fiscal years for which no resolution concerning the use of the result was ever passed).


                                    SECTION 3

                                 PURCHASE PRICE

1. The total purchase price for the remainder shares is equal to DEM 1 million (in words: one million Deutsche Marks). The prior shareholders are each entitled to 50% of this price.

2. The purchase price shall be paid by PubliGroupe to accounts yet to be specified belonging to Mr. Dimpker and Mr. Wolff, respectively, by no later than one week after the making of this agreement. The transfers shall each be made free of costs and fees.


                                    SECTION 4

                                   GUARANTEES

1. The prior shareholders hereby guarantee to PubliGroupe with regard to the shares respectively held by them, and excluding joint indebtedness, that they are the owners of the remainder shares, that these shares were fully paid, and they can freely dispose of them.

2.       Otherwise, all guarantees are excluded.

                                      III.

                                  MISCELLANEOUS

1. This agreement completely regulates all rights and obligations of the parties with regard to the Company. Therefore, no further rights and obligations can be derived from the share purchase agreement dated December 14, 1998 (Document Register No. 3128/1998 of the Hamburg notary Dr. Adam Freiherr von Kottwitz). The "Stockholder and Voting Agreement" dated December 14, 1998 (Document Register No. 3129/1998 of the Hamburg notary Dr. Adam Freiherr von Kottwitz) is hereby completely revoked.

2. PubliGroupe shall bear the costs of preparation (particularly by Tax Auditors and Tax Advisors, Hamburg, and Bruckhaus Westrick Heller Lober, Hamburg), as well as the costs of documentation of this agreement.

3. If individual provisions of this agreement should be or become ineffective or unenforceable in whole or in part, the effectiveness and enforceability of all remaining provisions of this agreement shall remain unaffected thereby. The ineffective or unenforceable provision is to be considered replaced by an effective and enforceable provision that fulfills the economic intent of the parties expressed in the ineffective or unenforceable provision as closely as possible.

4. This agreement is subject to the laws of the Federal Republic of Germany under exclusion of the referral norms of German international private law.

5. For any legal disputes that may arise from or in connection with this agreement, it is hereby agreed that the courts of Dusseldorf shall have jurisdiction and venue for claims of Mr. Dimpker and/or Mr. Wolff against PubliGroupe; for claims of PubliGroupe against Mr. Dimpker and/or Mr. Wolff, it is hereby agreed that the courts of Hamburg shall have jurisdiction and venue.

6.       Cubicmedia Gesellschaft fur Neue Medien mbH owns no real estate.

7. The represented notary is instructed to submit a copy of this agreement to the Commercial Register without a purchase price, pursuant to II
         Section 3 and without I 2.

8. The documenting notary's representative pointed out Section 16 of the Companies Act (GmbHG).


This document recording the foregoing, the original copy of which remains with me, was read to the parties appearing, approved by them, and personally signed by them, as follows, and also signed and sealed by me, the notary.

[4 SIGNATURES]

[SEAL]

                                                                     PUBLIGROUPE


                                POWER OF ATTORNEY


We, PubliGroupe S.A., with registered offices at Avenue des Toises 12, 1002 Lausanne, Switzerland, hereby grant power of attorney to Mr. Pascal Zahner for execution of the purchase agreement (see Annex) for the remaining 24% from the prior shareholders Sascha Wolff and Daniel Dimpker.


PubliGroupe S.A.
[SIGNATURE]                         [SIGNATURE]
Dr. H. Wagli                        J.-D. Briod

I, the Hamburg notary

                  Dr. Adam Freiherr von Kottwitz
                  Neuer Wall 75, 20354 Hamburg,

do hereby certify that the present photocopy is a true, complete, and accurate copy of the original in my possession.


Hamburg, September 13, 1999


                                                                     [SIGNATURE]
                                                                     Notary

                                    [SEAL]